EXHIBIT 23.2


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-67188) pertaining to The Diana Corporation 1986 Nonqualified Stock Option Plan and the Registration Statement (Form S-3 No. 33-88392) of The Diana Corporation and in the related Prospectus of our report dated June 2, 1995 with respect to the consolidated financial statements and schedules of The Diana Corporation included in the Annual Report (Form 10-K) for the fiscal year ended March 30, 1996.


Milwaukee, Wisconsin                                        ERNST & YOUNG LLP
June 27, 1996